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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY
                               -----------------

         The undersigned hereby constitutes and appoints Lawrence J. Toal and James E. Kelly, or either of them acting alone, each with the full power of substitution and resubstitution, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 relating to the shelf registration of debt securities (the "Registration Statement") of Dime Bancorp, Inc., and any and all amendments to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that such attorney-in-fact and agent, or their respective substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                       TITLE                   DATE
        ---------                       -----                   ----

   /s/ Sally Hernandez-Pinero        Director              July 1, 1998
   ----------------------------
   Sally Hernandez-Pinero